UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions

The press release issued by GSI Group Inc. (the “Company”) on May 11, 2010, announcing, among other matters (i) the Company reaching an agreement with key parties providing for certain modifications to the Company’s (and certain of its subsidiaries’) Third Modified Joint Chapter 11 Plan of Reorganization; (ii) the appointment of a Chief Restructuring Officer; and (iii) select financial information with respect to the first fiscal quarter of fiscal year 2010, is attached hereto as Exhibit 99.1. The portions of the press release referring to select financial information shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2010, the Company issued a press release announcing that effective May 5, 2010 the Company had appointed Michael E. Katzenstein to serve as the Company’s Chief Restructuring Officer (“CRO”). Mr. Katzenstein will serve as the Company’s most senior executive officer in replacement of the Company’s current chief executive officer. Mr. Katzenstein will manage the Company’s finance, legal and restructuring functions. In connection with the appointment of Mr. Katzenstein, the Company, GSI Group Corporation and MES International, Inc. will enter into an engagement letter (the “Engagement Letter”) with FTI Consulting, Inc. (“FTI”) to provide for the services of Mr. Katzenstein and certain other temporary employees and management services to support Mr. Katzenstein in his role. The Engagement Letter will be subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Court”), where the Company’s Chapter 11 case is currently pending. Mr. Katzenstein will remain employed by FTI and will perform services as CRO through FTI.

The press release announcing the appointment of Mr. Katzenstein is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

On May 11, 2010, the Company issued a press release announcing that it has reached agreement on a term sheet (the “Term Sheet”) with certain holders (the “Consenting Noteholders”) of greater than 88% of the outstanding aggregate principal amount of its 11% Senior Notes due 2013 (the “Notes”) and the Equity Committee in the Company’s Chapter 11 case. The Term Sheet sets forth terms for a new plan support agreement to be entered into among the parties to the Term Sheet and certain modifications to the Company’s (and certain of its subsidiaries’) Third Modified Joint Plan of Reorganization, as filed with the Court on April 9, 2010 (the “Plan”). Pursuant to the Term Sheet, the Consenting Noteholders and the Equity Committee have agreed to support the Plan, as it will be modified in accordance with the Term Sheet. The press release is filed herewith as Exhibit 99.1. The portions of the press release referring to the plan support agreement and the Term Sheet, shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/S/ GLENN E. DAVIS
Glenn E. Davis Principal Financial Officer

Date: May 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 11, 2010